UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/30/2008

BROOKE CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51423

Delaware	20-2679740
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210
(Address of principal executive offices, including zip code)

(913) 661-0123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Brooke Credit Corporation entered into an Amendment to one of its Credit and Security Agreements. The following summary of the amendment is qualified by reference to the Amendment No. 2, which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.
        The Maximum Advance rate is the lesser of: (1) 81% and (2) the Minimum Shadow Rating, provided that is not be less than 75%;
        Excess Contribution Amounts are reduced from $2,700,000 to $2,000,000;
        The Program Fee Rate, during the exception period, means 2%; otherwise 1.6%; provided that if the aggregate outstanding balance of the advances is less than $25,000,000 the Program Fee Rate shall be 2%; provided further that if the advances is greater than $50,000,000 the Program Fee Rate applicable to the amounts greater than $50,000,000 will be 1.4%.

Item 9.01.    Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1 Amendment No. 2 to Amended and Restated Credit and Security Agreement dated August 29, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKE CREDIT CORPORATION

Date: February 05, 2008	By:	/s/ Michael Lowry
Michael Lowry
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Credit and Security Agreement